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ZIOPHARM Oncology, Inc.

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Ziopharm Oncology Announces Scott Braunstein, M.D.,

Operating Partner at Aisling Capital, Nominated to Board

of Directors

BOSTON, Sept. 4, 2018 (GLOBE NEWSWIRE) — Ziopharm Oncology, Inc. (Nasdaq:ZIOP) today announced that its Board of Directors has nominated Scott Braunstein, M.D., an Operating Partner at Aisling Capital, a leading healthcare investment firm, for election to the Board of Directors at the Company’s annual meeting of stockholders on Sept. 18.

In addition to Aisling Capital, Dr. Braunstein has held leadership positions including serving as the Chief Operating Officer at Pacira Pharmaceuticals, Inc., a specialty pharmaceutical company. He also spent more than 12 years in finance as a healthcare analyst and portfolio manager at J.P. Morgan Asset Management. He is the Chairman of the Board of Directors of Artara Therapeutics and a member of the Board of Directors of Esperion Therapeutics.

“We believe Scott will bring a dynamic mix of corporate strategy and finance experience which will help Ziopharm advance our two platform technologies, Controlled IL-12 and Sleeping Beauty,” said Ziopharm’s Lead Director Scott Tarriff, who is Chief Executive Officer of Eagle Pharmaceuticals. “As we evolve our Board with the addition of Scott and others, we are better positioned to support the Ziopharm team in executing its mission of harnessing immunotherapy to fight cancer.”

Dr. Braunstein has been nominated along with two new independent director nominees and three returning director nominees to stand for election to Ziopharm’s Board of Directors. Last month, the Company announced the nominations of two independent director nominees, Paratek Pharmaceuticals’ Chief Financial Officer Doug Pagán and Scholar Rock’s Chief Operating Officer Elan Ezickson to succeed Sir Murray Brennan, M.D., and former U.S. Sen. William Wyche Fowler, both of whom continue to serve as directors and will retire from the Board when their terms expire on Sept 18. The nomination of Dr. Braunstein is in addition to the five director candidates described in Ziopharm’s proxy statement previously furnished to stockholders and filed with the Securities and Exchange Commission (SEC) on Aug. 8. Additional details regarding the new proposal for the election of Dr. Braunstein can be found in a supplement to the proxy statement, which was filed with the SEC on Aug. 31 and is also available on the Company’s website.

About Dr. Braunstein, Independent Director Nominee

Dr. Braunstein is an Operating Partner at Aisling Capital, a leading investment firm. He held leadership roles including Chief Operating Officer, Chief Strategy Officer and Senior Vice President of Strategy at Pacira Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the clinical and commercial development of new products utilized in acute patient care. Earlier in his career, Dr. Braunstein held positions in finance at Everpoint Asset Management and J.P. Morgan Asset Management. He began his career as a practicing physician at the Summit Medical Group and as Assistant Clinical Professor at Albert Einstein College of Medicine and for Columbia University Medical Center after completing his training at the New York Hospital/Cornell Medical Center, his research experience at Rockefeller University, and earning his medical degree from the Albert Einstein College of Medicine.

About Ziopharm Oncology, Inc.

Ziopharm Oncology is a Boston-based biotechnology company focused on the development of next-generation immunotherapies utilizing gene- and cell-based therapies to treat patients with cancer. In partnership with Precigen Inc., a wholly-owned subsidiary of Intrexon Corporation (NYSE:XON), Ziopharm is focused on the development of two platform technologies designed to deliver safe, effective and scalable cell- and viral-based therapies for the treatment of multiple cancer types: Controlled IL-12 and Sleeping Beauty for genetically modifying T cells. The Company’s lead asset, Ad-RTS-hIL-12 plus veledimex, has demonstrated in clinical trials the potential to control interleukin-12, leading to an infiltration of T cells that fight cancer. Ad-RTS- hIL-12 plus veledimex is being evaluated as a monotherapy and in combination with immune checkpoint inhibitors to treat brain cancer and other tumor types. The Company also is advancing therapies using Sleeping Beauty, a non-viral approach to genetically modify chimeric antigen receptor (CAR+) and T-cell receptor (TCR+) T cells, which target specific antigens in blood cancers and neoantigens in solid tumors. Sleeping Beauty is designed using the Company’s point-of-care technology, a shortened manufacturing process which potentially can be developed as a decentralized manufacturing process based in hospitals. These programs are being advanced in collaboration with Precigen and with MD Anderson Cancer Center, the National Cancer Institute and Merck KGaA, Darmstadt, Germany.

Forward-Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to, statements regarding the skills, experience and expertise the independent director nominees would bring to the Ziopharm Board of Directors if elected; the retirement of Sir Murray Brennan, M.D., and former U.S. Sen. William Wyche Fowler from the Ziopharm Board of Directors following the 2018 annual meeting of stockholders; and the director nominee slate proposed for election at the 2018 annual meeting of stockholders. All such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s ability to advance certain activities; whether chimeric antigen receptor T cell (CAR-T) approaches, Ad-RTS-hIL-12, TCR and NK cell-based therapies, or any other product candidates will advance further in the preclinical research or clinical trial process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether chimeric antigen receptor T cell (CAR-T) approaches, Ad-RTS-hIL-12, TCR and NK cell-based therapies, and the Company’s other therapeutic products it develops will be successfully marketed if approved; the strength and enforceability of the Company’s intellectual property rights; competition from other pharmaceutical and biotechnology companies; as well as other risk factors contained in the Company’s periodic and interim reports filed from time to time with the Securities and Exchange Commission, including but not limited to, the risks and uncertainties set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports that the Company may file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non- occurrence of any events.

Contact:

David Connolly

Ziopharm Oncology

617-502-1881

dconnolly@ziopharm.com